                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                            SOFTWARE ARTISTRY, INC.

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, no par value (the "Shares"), of Software Artistry, Inc., an Indiana corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                       THE DEPOSITARY:
                           FIRST CHICAGO TRUST COMPANY OF NEW YORK

           BY MAIL:                 BY OVERNIGHT COURIER:                  BY HAND:
 First Chicago Trust Company     First Chicago Trust Company     First Chicago Trust Company
         of New York                     of New York                     of New York
     Tenders & Exchanges             Tenders & Exchanges             Tenders & Exchanges
          Suite 4660                    14 Wall Street             c/o The Depository Trust
        P.O. Box 2565               8th Floor, Suite 4680                  Company
  Jersey City, NJ 07303-2565          New York, NY 10005           55 Water Street, DTC TAD
                                                                  Vietnam Veterans Memorial
                                                                            Plaza
                                                                      New York, NY 10041
                                  BY FACSIMILE TRANSMISSION:
                                         201-222-4720
                                         201-222-4721

                                FOR CONFIRMATION OF FACSIMILE:
                                         201-222-4707

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Hoosier Acquisition Corp., an Indiana corporation (the "Purchaser") and a wholly owned subsidiary of International Business Machines Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated December 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares: ---------------------------  Name(s) of Record Holder(s):
                                               -----------------

Certificate Nos.
(if available):                                --------------------------------------------
--------------------------------

--------------------------------------------   --------------------------------------------
                                                               Please Print

---------------------------------------------  Address(es):
                                               ---------------------------------

(CHECK BOX IF SHARES                            --------------------------------------------
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)                                            Zip Code
/ / The Depository Trust Company
                                               Daytime Area Code
                                               and Tel. No.:
                                               --------------------------------

Account Number: ----------------------------   Signature(s): -------------------------------

Dated: --------------------------------------  --------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ------------------------------                    --------------------------------------------
                                                                            Authorized Signature

Address: ------------------------------------                   Name: --------------------------------------
                                                                                Please Print

 -------------------------------------------------------  Title: ---------------------------------------
                                                Zip Code

Area Code and Tel No.: ----------------------             Dated: --------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.